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EXHIBIT 99.2


CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CNB Financial Services, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Federal Deposit Insurance Corporation on the date hereof (the "Report"), the undersigned, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                             /s/ Rebecca S. Stotler, Chief Financial Officer
                             -----------------------------------------------
                             Rebecca S. Stotler
                             Chief Financial Officer
                             November 12, 2002